News Release

For more information contact:
Jeff Elliott or Geralyn DeBusk
Halliburton Investor Relations
972-458-8000

OVER 40 PERCENT OF DAVE & BUSTER’S STORES IMPACTED BY SEVERE WINTER STORMS

DALLAS—February 10, 2005—Dave & Buster’s, Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, today announced that the severe winter storms in January had a significant impact on its revenues for the fourth quarter. Management estimates that the severe weather in the Northeast, Mid-Atlantic and Midwest reduced revenue by almost $2 million as over 40 percent of the company’s stores were affected during their high volume weekend operations. The timing of the storms increased their impact, because weekend revenue mix is typically skewed more toward the higher margin amusement portion of the business.

Celebrating over 22 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 43 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation is available on the company’s website, www.daveandbusters.com.

“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995
Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “believes,” “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.